  As filed with the Securities and Exchange Commission on December 18, 1996
                                                    Registration No. 333-_______
================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            --------------------

                          CAMCO INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

               DELAWARE                                   13-3517570
    (State or other jurisdiction of                    (I.R.S Employer
    incorporation or organization)                   Identification No.)

             7030 ARDMORE
            HOUSTON, TEXAS                                  77054
    (Address of Principal Executive                       (Zip Code)
               Offices)


                           REED HOURLY THRIFT PLAN
                          (Full title of the plan)

                           RONALD R. RANDALL, ESQ.
                VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          CAMCO INTERNATIONAL INC.
                                7030 ARDMORE
                            HOUSTON, TEXAS 77054
                   (Name and address of agent for service)

                               (713) 747-4000
        (Telephone number, including area code, of agent for service)

                            --------------------

                                With Copy to:

                               CURTIS W. HUFF
                         FULBRIGHT & JAWORSKI L.L.P.
                          1301 MCKINNEY, SUITE 5100
                          HOUSTON, TEXAS 77010-3095
                               (713) 651-5151


                       CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
       TITLE OF SECURITIES TO BE             AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
              REGISTERED                      REGISTERED                 SHARE                 PRICE(2)               FEE
-------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value  . . .       75,000 shares(1)           $40.875(2)              $3,065,625             $929
-------------------------------------------------------------------------------------------------------------------------------
 Rights to Purchase shares of Common
 Stock . . . . . . . . . . . . . . .           75,000(1)
===============================================================================================================================

(1) Estimated number of shares of Common Stock and accompanying Rights that could be purchased with the participant contributions, based upon the price of the Common Stock set forth herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange, Inc. on December 16, 1996.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Reed Hourly Thrift Plan described herein.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       Camco International Inc., a Delaware corporation (the "Company" or "Registrant"), and the Reed Hourly Thrift Plan, as amended (the "Plan"), incorporate by reference in this Registration Statement the following documents:

       1. The Registrant's annual report on Form 10-K for the year ended December 31, 1995, and the Plan's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

       2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

       3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

       4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

       5. All other reports filed by the Registrant and the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995;

       6. The description of the Registrant's common stock, $.01 par value ("Common Stock"), contained in a registration statement on Form 10, as filed with the Securities and Exchange Commission on October 21, 1993, and as amended on November 5, 1993, November 19, 1993, and December 9, 1993, including any amendment or report filed for the purpose of updating such description; and

       7. The description of the rights to purchase Common Stock ("Rights") contained in the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on December 19, 1994, including any amendment or report filed for the purpose of updating such description.

       All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

       The Restated Certificate of Incorporation contains provisions which eliminate the personal liability of the Registrant's directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the General Corporation Law of the State of Delaware or any transaction from which the director derived an improper personal benefit.

       Article VIII of the Registrant's By-laws contains detailed provisions for the indemnification by the Registrant of current and former directors, officers, employees and agents of the Registrant on terms that have been derived from Section 145 of the General Corporation Law of the State of Delaware.

       The Registrant has obtained directors' and officers' liability insurance that covers certain liabilities and expenses of the Registrant's directors and officers. In addition, the Registrant has entered into indemnification agreements with each of its directors and certain of its executive officers.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.


ITEM 8. EXHIBITS.

       4.1    --  Restated Certificate of Incorporation of the Registrant
                  (incorporated by reference to Exhibit 3.1 to the Registrant's

                  Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

       4.2    --  By-laws of the Registrant (incorporated by reference to
                  Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-70036)).

       4.3    --  Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-70036)).

       4.4    --  Credit Facility dated December 7, 1993 (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-70036)).

       4.5    --  First Amendment to Credit Facility dated August 29, 1994
                  (incorporated by reference to Exhibit 10.14 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-83562)).

       4.6    --  Reed Hourly Thrift Plan, as amended.

       15.1   --  Letter of Arthur Andersen LLP.

       23.1   --  Consent of Arthur Andersen LLP.

       24.1   --  Powers of Attorney (included on page II-6 of this
                  Registration Statement).

       The Registrant has submitted the Plan to the Internal Revenue Service ("IRS") and hereby undertakes to submit any amendment thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

       As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.


ITEM 9. UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 13, 1996.


                                      CAMCO INTERNATIONAL INC.


                                      By:       /s/ GARY D. NICHOLSON
                                          --------------------------------------
                                                    Gary D. Nicholson
                                           Chairman of the Board, President and
                                                 Chief Executive Officer


                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Herbert S. Yates and Ronald R. Randall, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                          Title                         Date
           ---------                          -----                         ----
   /s/ GARY D. NICHOLSON        Chairman of the Board, President     December 13, 1996
 ----------------------------      and Chief Executive Officer
       Gary D. Nicholson          (Principal Executive Officer)

   /s/ HERBERT S. YATES           Senior Vice President-Finance      December 13, 1996
 ----------------------------      and Chief Financial Officer
       Herbert S. Yates           (Principal Financial Officer)


 /s/ BRUCE F. LONGAKER, JR.         Vice President-Finance           December 13, 1996
 ----------------------------       and Corporate Controller
     Bruce F. Longaker, Jr.       (Principal Accounting Officer)


                                            Director
 ----------------------------
        Hugh H. Goerner

   /s/ ROBERT L. HOWARD                     Director                 December 12, 1996
 ----------------------------
       Robert L. Howard



  /s/ WILLIAM J. JOHNSON                    Director                 December 13, 1996
 ----------------------------
      William J. Johnson


   /s/ WILLIAM A. KRAUSE                    Director                 December 12, 1996
 ----------------------------
       William A. Krause



 /s/ CHARLES P. SIESS, JR.                  Director                 December 13, 1996
 ----------------------------
     Charles P. Siess, Jr.



   /s/ GILBERT H. TAUSCH                    Director                 December 13, 1996
 ----------------------------
       Gilbert H. Tausch

       The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustees of the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 13, 1996.



                                      REED HOURLY THRIFT PLAN



                                      By:         /s/ HERBERT S. YATES
                                          --------------------------------------
                                                Herbert S. Yates, Trustee



                                      By:         /s/ RONALD R. RANDALL
                                          --------------------------------------
                                                Ronald R. Randall, Trustee

                                 EXHIBIT INDEX



Exhibit Number                       Description
--------------          ----------------------------------------
      4.1         Restated Certificate of Incorporation of the Registrant
                  (incorporated by reference to Exhibit 3.1 to the Registrant's
                  Annual Report on Form 10-K for the fiscal year ended December
                  31, 1993).


      4.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on
                  Form S-1 (Reg. No. 33-70036)).

      4.3         Form of Common Stock Certificate (incorporated by reference to
                  Exhibit 4.2 to the Registrant's Registration Statement on
                  Form S-1 (Reg. No. 33-70036)).

      4.4 Credit Facility dated December 7, 1993 (incorporated by reference to Exhibit 10.12 to the Registrant's Registration
                  Statement on Form S-1 (Reg. No. 33-70036)).

      4.5         First Amendment to Credit Facility dated August 29, 1994
                  (incorporated by reference to Exhibit 10.14 to the Registrant's Registration Statement on Form S-1 (Reg.
                  No. 33-83562)).

      4.6         Reed Hourly Thrift Plan, as amended.

     15.1         Letter of Arthur Andersen LLP.

     23.1         Consent of Arthur Andersen LLP.

     24.1         Powers of Attorney (included on page II-6 of this Registration
                  Statement).